Exhibit (1)(i)
CONSENT OF COUNSEL
          We consent to the reference to our Firm under the heading “Counsel and Independent Registered Public Accounting Firm” in the Registration Statement on Form N-2 of The DIVIDEND Fund Inc. as filed with the Securities and Exchange Commission on or about September 7, 2011.
/s/ Paul Hastings LLP
PAUL HASTINGS LLP
New York, New York
September 7, 2011